EXHIBIT (G)(2)

                           THOMPSON PLUMB FUNDS, INC.
                       AMENDMENT TO THE CUSTODY AGREEMENT

      THIS AMENDMENT dated as of the 2nd day of August, 2006, to the Custody Agreement, dated as of July 31, 2005 (the "Agreement"), is entered by and between Thompson Plumb Funds, Inc., a Wisconsin corporation (the "Corporation") and U.S. Bank, N.A., a national banking association (the "Custodian").

                                    RECITALS

      WHEREAS, the parties have entered into a Custody Agreement; and

      WHEREAS, the Corporation and the Custodian desire to amend said Agreement; and

      WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

      NOW, THEREFORE, the parties agree as follows:

      Exhibit D of the Agreement, the fee schedule, effective September 1, 2006, is hereby superseded and replaced with Exhibit D attached hereto.

      Article XIII, Sections 13.1 and 13.2 are hereby superseded and replaced with the following:

            13.1 Effective Period. This Agreement shall become effective as of September 1, 2006 and will continue in effect for a period of three
            (3) years.

            13.2 Termination. Subsequent to the initial three-year term, this Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THOMPSON PLUMB FUNDS, INC.              U.S. BANK, N.A.


By:                                     By:
    ---------------------------------       ------------------------------------

Name:                                   Name:
      -------------------------------         ----------------------------------

Title:                                  Title:
       ------------------------------          ---------------------------------

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                                    Exhibit D

              to the Custody Agreement - Thompson Plumb Funds, Inc.

                                  Fee Schedule

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             DOMESTIC CUSTODY SERVICES - Thompson Plumb Funds, Inc.

                             FEE SCHEDULE at 9/1/06
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Annual Fee Based Upon Market Value Per Fund

2 basis points

1 basis point on fund assets when fund complex reaches 1 billion

Portfolio Transaction Fees

$ 5.00 per disbursement (waived if U.S. Bancorp is Administrator)

$ 7.00 per US Bank repurchase agreement transaction

$ 12.00 per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt

$25.00 per portfolio transaction processed through our New York custodian definitive security (physical)

$ 8.00 per principal paydown

$35.00 per option/future contract written, exercised or expired

$75.00 per Cedel/Euroclear transaction

$15.00 per mutual fund trade

$10.00 per Fed Wire

$10.00 per margin variation Fed wire

$ 12.00 per short sale

o A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

o     Overdrafts - charged to the account at prime interest rate plus 2.

o Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.
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

                              Exhibit D (continued)

              to the Custody Agreement - Thompson Plumb Funds, Inc.

                             Fee Schedule at 9/1/06

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                            CHIEF COMPLIANCE OFFICER

                                SUPPORT SERVICES

                                  FEE SCHEDULE
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Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC. Indicated below are samples of functions performed by USBFS in this CCO support role:

      o     Business Line Functions Supported

            o     Fund Administration and Compliance

            o     Transfer Agent and Shareholder Services

            o     Fund Accounting

            o     Custody Services

            o     Securities Lending Services

            o     Distribution Services

      o     Daily Resource to Fund CCO, Fund Board, Advisor

      o     Provide USBFS/USB Critical Procedures & Compliance Controls

      o     Daily and Periodic Reporting

      o     Periodic CCO Conference Calls

      o     Dissemination of Industry/Regulatory Information

      o     Client & Business Line CCO Education & Training

      o     Due Diligence Review of USBFS Service Facilities

      o     Quarterly USBFS Certification

      o     Board Meeting Presentation and Board Support

      o     Testing, Documentation, Reporting

Annual Fee Schedule*

      o     $1,200 per service per year

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.